SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2003
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                           Sandy Spring Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)

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
              Maryland                                  0-19065                             52-1532952
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(State or other jurisdiction                       (Commission file                        (IRS Employer
of incorporation)                                       number)                       Identification Number)


17801 Georgia Avenue, Olney, Maryland  20832
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(Address of Principal Executive Offices)     (Zip Code)

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Registrant's telephone number, including area code:  (301) 774-6400
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Item 5. Other Events.
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         On March 26, 2003, the Board of Directors of Sandy Spring Bancorp, Inc.
("Bancorp") authorized the repurchase of up to an additional 5% of the 14,536,094 outstanding shares of Bancorp common stock, par value $1.00 per share, in connection with shares expected to be issued pursuant to Bancorp's stock option and employee benefit plans and for other corporate purposes. The share repurchases would be made on the open market and in privately negotiated transactions, from time to time until March 31, 2005, or earlier termination of the program by the Board. Bancorp's previous repurchase program expires on March 31, 2003. For additional information, see the News Release included as Exhibit 99.


Item 7. Financial Statements and Exhibits.
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(a)      Exhibit 99 - News Release dated March 27, 2003.



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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SANDY SPRING BANCORP, INC.



                                           By:    Hunter R. Hollar
                                                 ----------------------------
                                                    Hunter R. Hollar
                                                    President and
                                                    Chief Executive Officer

Dated : March 27, 2003